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                                                                 EXHIBIT 10.35



                           COMMERCIAL LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "lease" or "Lease"), made and entered into by and between ________________ ("Landlord"), and MISSION PARTY ICE, INC., a Texas corporation ("Tenant");

                              W I T N E S S E T H:

         1.      Premises, and Term and Condition of Premises.

                 A. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord, for the term stated herein, certain premises, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements and appurtenances belonging to or in any way pertaining to the premises, including rights to common areas, and together with the buildings and other improvements situated upon said premises (said real property, buildings and improvements hereinafter referred to as the "premises", "Premises" and/or "Leased Premises").

                 B. TO HAVE AND TO HOLD the same for a term commencing immediately following the acquisition by Landlord of those certain properties pursuant to the Contract for Purchase and Sale of Real Estate, dated February 15, 1995, by and among J. Kenneth Neal, Gail A. Neal, J. K. Neal, Inc., Mission Ice Services of Laredo, Inc. and Mission Party Ice, Inc., which rights to purchase the property subject thereto was subsequently assigned to Landlord (the "Commencement Date"). The term of this Lease shall begin on the Commencement Date and continue until the tenth anniversary thereof (the "Initial Term"), subject to the right of Tenant to extend the term of the Lease as hereinafter provided (the "Termination Date"). The Tenant shall have the right to extend the term of the Lease for an additional five (5) year period immediately following the expiration of the Initial Term (the "Option"); provided that Tenant provides Landlord with notice of its intent to exercise the Option at least one hundred eighty (180) days prior to the expiration of the Initial Term. The Initial Term and any extension thereof is hereinafter referred to as the "Term."

                 C. Tenant acknowledges that it has inspected and accepts the premises, specifically the buildings and improvements comprising the same in their present conditions as suitable for the purpose for which the premises are leased. By executing this Lease, Tenant shall be deemed to have conclusively agreed and acknowledged that said building and other improvements are in good and satisfactory condition as of the date of execution hereof by Tenant. Tenant further acknowledges that no representations as to the repair of the premises, nor promises to alter, remodel or improve the premises have been made by Landlord. After the Commencement Date Tenant shall, upon request of Landlord, execute and deliver to Landlord a letter of acceptance of delivery of the premises. TENANT HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE PREMISES SHALL BE DELIVERED BY LANDLORD IN 'AS IS' CONDITION WITH NO WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF SUITABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF SUCH WARRANTIES BEING EXPRESSLY HEREBY WAIVED BY TENANT.
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         2.      Rent.

                 A. Tenant agrees to pay to Landlord rent (the "Rent") for the premises in advance, without demand, deduction, offset or set off as follows (the rental payment for any fractional calendar month during the lease period being prorated):

                          (1)     From the Commencement Date, and continuing
throughout the Term, the Rent shall accrue at the rate of, and be payable in regularly and monthly in payments of, $29,600 per month, subject to the adjustments as hereinafter described. The first payment of rent shall be due on the Commencement Date. Thereafter, payments shall be due on the first (1st) day of each calendar month, commencing on the first (1st) day of the month succeeding the month in which the Commencement Date occurs, until the Termination Date. On the fifth anniversary of the Commencement Date, and again at the end of the Initial Term if the Tenant exercises the Option, the Rent shall be increased by an amount equal to the Rent in effect on the Commencement Date multiplied by the Inflation Adjustment. The "Inflation Adjustment" for such date shall be equal to the fraction the numerator of which is the revised Bureau of Labor Statistics (the "Bureau") Consumer Price Index for all Items and Major Group Figures for All Urban Consumers, U.S. City Average (1982-84=100)(the "Index") most recently published on the date in question and the denominator of which is the Index most recently published as of the Commencement Date. If the Index should ever cease to published by the Bureau during the Term, "Inflation Adjustment" shall be computed by using an economic index mutually agreed upon by the Landlord and Tenant of generally recognized standing that reflects the increase or decrease in the purchasing power of the dollar.

                 B. A late charge of five percent (5%) of any rental amount which is not received within ten (10) days after it is due shall be due and payable by Tenant to Landlord in addition to such rental amount.

         3. Use. The premises are to be used for purposes relating directly to the business of Tenant, and for no other purpose without the written consent of the Landlord. Tenant shall (i) at its own cost and expense obtain any and all licenses and permits necessary for any such permitted use, and (ii) comply, at Tenant's sole cost and expense, with all governmental laws, ordinances, regulations and restrictive covenants of record affecting the premises applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the premises, nor take any other action which would constitute a nuisance. Tenant will not permit the premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous. Notwithstanding the foregoing, Tenant may use the Premises to provide parking for events at the Alamodome, provided that Tenant shall pay to Landlord, in addition to the Rent described in paragraph 2 above, the first $200 of revenue from each day on which the Premises are used for such Alamodome event parking.

         4.      Taxes.

                 A. Tenant agrees to pay to Landlord, as additional rent, all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the premises during the term of this lease. Taxes shall include all taxes and assessments (special or otherwise) levied or assessed directly or indirectly against the Premises (land, buildings and improvements), imposed by federal, sate, or local governmental authority or any other taxing authority having jurisdiction over the Premises. Franchise, capital stock, income, estate or inheritance taxes personal in nature to Landlord are not deemed to be


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taxes. If in any year during the Term the Landlord has received the annual property tax bills referred to in this Paragraph relating to the premises prior to December 1 of such year, the Tenant shall pay to Landlord the amount of such tax bill on or before December 1 of such year, provided that Landlord has delivered such tax bill to Tenant at least 15 days prior to October 1 of such year. If the annual property tax bills referred to in this Paragraph relating to the premises for a year during the Term have not been received by Landlord on or before December 1, Landlord shall estimate the annual taxes referred to in this Paragraph for such year and deliver such estimate, in writing, to the Tenant. Tenant shall pay such estimated tax, on or before the later of (i) December 1 of such year and (ii) the tenth (10th) day following receipt by Tenant of such estimate of annual taxes due. After Landlord has received the annual property tax bills relating to the premises, Landlord shall furnish Tenant with a copy of such actual bill(s) for property taxes on the premises and there shall be an adjustment between Landlord and Tenant, to the end that Landlord shall receive any payment of the entire amount of taxes due for such period within fifteen (15) days after such statement is delivered to Tenant or Tenant shall receive a refund for any overpayment within fifteen (15) days after such statement is delivered to Landlord.

                 B. Any payment to be made pursuant to this Paragraph 4 with respect to the real estate tax year in which this lease commences or terminates shall be prorated.

                 C. Additionally, Tenant shall be liable for all taxes levied against leasehold improvements, merchandise, inventory, equipment, furnishings, personal property, trade fixtures and all other taxable property located in the premises. When reasonably possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any such taxes for which Tenant is liable are levied against Landlord or Landlord's property, or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the premises, Tenant shall also pay the taxes so levied against Landlord or associated with such increase in accordance with Paragraph 4A above. Tenant shall pay when due any and all taxes related to Tenant's use and operation of its business on the premises.

                 D. Nothing contained in this paragraph 4 shall be construed as precluding either party from the right, individually or jointly, to contest the amount or legality of any taxes or local improvement assessments levied upon the premises, or the right to make application for reduction thereof or reduction of assessment upon which the same may be based. In the event of such contest or application and the payment with respect to such taxes is not required to be paid to preserve such right to contest the amount or legality of such taxes or assessments, the time within which Tenant shall be required to pay the same shall be extended until final determination of the proper amount due and within 10 days after such final determination Tenant shall pay the amount so determined, including all interest, penalties, costs and charges thereto (less any amounts previously paid to Landlord to be held in reserve as hereinafter provided); provided, however, in the event that Tenant elects to contest the amount or legality of any taxes or assessments and a final determination has not been made by December 1 of such tax year, Tenant shall pay to the Landlord the amount of such taxes or assessments then being contested and Landlord shall hold such amounts in reserve until final determination has been made. Thereupon, Landlord shall pay to the proper amount of taxes and assessments based upon the final determination and return any excess amount, without interest, to the Tenant. Nothing in this paragraph D shall relieve the Tenant of its obligations with respect to the portion of taxes or assessments not being contested.

         5.      Tenant's Repairs.

                 A. Tenant shall at its own cost and expense keep and maintain the entire





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premises in good condition, reasonable wear and tear excepted, promptly making all reasonable necessary repairs and replacements, whether same are of a capital nature or otherwise. Tenant shall be responsible for maintaining and making the necessary repairs and replacements to all parts of the premises, to include, but shall not be limited to, the roof, foundation, exterior structural walls, windows, glass and plate glass, doors, interior walls (structural, loadbearing or otherwise) and finish work, floor and floor covering, downspouts, gutters, heating and air conditioning systems, paving, plumbing work and fixtures. Tenant shall also be responsible for termite and pest extermination, regular removal of trash and debris, regular mowing of any grass, trimming, weed removal and general landscape maintenance, and keeping the parking areas, driveways, alleys and the whole of the premises in a clean and sanitary condition (maintenance of the parking areas and driveways shall include, but not be limited to, repairing any and all potholes located thereon and repaving and restriping any such areas as necessary). Except as provided in Paragraph 12 below, Tenant shall not be obligated to repair any damage caused by fire or other casualty covered by the insurance to be maintained by Tenant pursuant to subparagraph 11(A) below, except that Tenant shall be obligated to repair all wind and/or other damage to glass.

                 B. Tenant shall not damage any load bearing walls of the premises or disturb the integrity and support provided by any such wall, and shall, at Tenant's sole cost and expense, promptly repair any damage or injury to any such wall caused by Tenant or its employees, contractors, agents or invitees.

                 C. In connection with Tenant's obligations under subparagraph 5(A), Tenant shall establish, at its own cost and expense, a preventative maintenance/service program with a maintenance contractor for servicing all hot water, heating and air conditioning systems within the premises. (With respect to the heating and air conditioning systems, such program shall provide for the regular replacement or cleaning of all filters incorporated into such system or associated therewith.)

         6.      Alterations and Equipment.

                 A. Tenant shall not make any material alterations, additions or improvements to the premises (including but not limited to roof and wall penetrations), without the prior written consent of Landlord which consent may be not be unreasonably withheld by Landlord.

                 B. Landlord acknowledges and agrees that the equipment on the premises is not the property of the Landlord, except for any lien rights the Landlord may have.

         7. Signs. Tenant may maintain and continue to use its signs installed upon the premises in the same places(s) that such signs are located upon the premises on the date this Lease is executed by Tenant subject, however, to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs by the termination of this lease. Such removals shall be made in such manner as to avoid injury or defacement of the building and other improvements.

         8. Inspection. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the premises at any reasonable time during business hours, for the purpose of (i) showing the premises to any prospective or future tenant and any such prospective or future tenant's employees, agents, contractors and subcontractors, then-present mortgagee(s) and/or prospective purchasers or mortgagee(s), or (ii) ascertaining the condition of the premises or in order to make such repairs as may be permitted to be made by Landlord under the terms of this lease; provided, however, that Landlord shall have the right, but not the obligation, to enter the premises, without notice to





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Tenant, at any time during the existence of an emergency and take whatever action Landlord deems necessary, in its sole discretion, to cure and/or remedy such emergency condition or the effects thereof.

         9. Utilities. Tenant hereby acknowledges and agrees that current utility connections serving the premises are sufficient and satisfactory for Tenant's intended use of the premises. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities. During the Term, all accounts relating to utilities used on or from the premises shall be maintained in the name of Tenant. Landlord shall in no event be liable for any interruption or failure of utility services on the premises, except as may be caused by the Landlord's wilfull acts or omissions or negligence.

         10. Assignment and Subletting. Tenant shall not have the right to assign this lease, absolutely, collaterally, voluntarily, involuntarily, by operation of law or otherwise, or to sublet the whole or any part of the premises without the prior written consent of Landlord. Any assignment of this lease, whether absolutely, collaterally, voluntarily, by operation of law or otherwise, sublease or other encumbrance of this lease not made in accordance with this paragraph shall be null and void and of no force and effect. Notwithstanding the foregoing, Landlord hereby consents to any proposed assignment of this Lease in connection with the sale of all or substantially all of the assets of Tenant. Tenant agrees that it shall not transfer all or substantially all of its assets without the assignment of this Lease to the transferee. The assignment of this Lease, regardless of whether or not Landlord has consented to such assignment, will not release Tenant of its obligations, duties and responsibilities hereunder.

         11.     Insurance and Liability.

                 A. Fire and Casualty Insurance. Tenant agrees to maintain at all times from and after the Commencement Date through the expiration of the term hereof standard fire and extended coverage insurance covering the improvements on the premises in an amount not less than the full "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils covered by fire and extended coverage insurance policies, and against vandalism, malicious mischief, flood and special extended perils (i.e., "all risks" as such term is used in the insurance industry), such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of Texas for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of paragraph 12 below, such insurance shall be for the sole benefit of Landlord and under Landlord's sole control. Copies of such policies, or certificates of insurance, together with receipts evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date. If Tenant fails to deliver such policies or certificates on or before the Commencement Date, Landlord shall have no duty to deliver possession of the Premises to Tenant until such policies or certificates are provided, but such failure by Tenant shall not delay the Commencement Date or have any effect on Tenant's other obligations hereunder, including, without limitation, the obligation to pay Rent. Not less than fifteen (15) days prior to the expiration date of any such policies, copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby. If Tenant fails to obtain or maintain such policy of insurance, then in addition to any other remedy Landlord may have for such default, Landlord may obtain the required insurance and Tenant shall reimburse Landlord, on demand, for the cost associated therewith, together with interest on the amount paid by Landlord at the rate of ten





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percent (10%) per annum from the date of such payment by Landlord until payment by Tenant. Any payment to be made pursuant to this subparagraph A with respect to the calendar year in which this lease terminates shall be prorated. Such policy or policies shall be procured by Tenant from reputable insurance companies satisfactory to Landlord.

                 B. Liability and Liability Insurance. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons, invitees, business invitees, guests or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants, invitees, business invitees, guests or employees, or of any other person entering upon the premises, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever (except Landlord's negligence or willful misconduct), and TENANT HEREBY COVENANTS AND AGREES THAT IT WILL AT ALL TIMES INDEMNIFY AND HOLD SAFE AND HARMLESS THE PROPERTY, LANDLORD (INCLUDING ANY INDIVIDUALS OR ENTITIES WHICH CONSTITUTE LANDLORD), LANDLORD'S AGENTS AND EMPLOYEES FROM ANY LOSS, LIABILITY, CLAIMS, SUITS, COSTS, EXPENSES, INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND DAMAGES, BOTH REAL AND ALLEGED, ARISING OUT OF ANY SUCH DAMAGE OR INJURY; EXCEPT INJURY TO PERSONS OR DAMAGE TO PROPERTY TO THE EXTENT SAME IS CAUSED BY LANDLORD'S NEGLIGENT ACTIONS OR WILLFUL MISCONDUCT. Tenant shall procure and maintain from the Commencement Date through the expiration of the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with; (i) the premises; (ii) the condition of the premises; (iii) Tenant's operations in and maintenance and use of the premises; and (iv) Tenant's liability assumed under this lease, the combined single limits of such policy or policies to be in the amount of not less than $2,000,000 per occurrence. Copies of all policies or certificates of insurance, together with receipts evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date. If Tenant fails to deliver such policies or certificates on or before the Commencement Date, Landlord shall have no duty to deliver possession of the Premises to Tenant until such policies or certificates are provided, but such failure by Tenant shall not delay the Commencement Date or have any effect on Tenant's other obligations hereunder, including, without limitation, the obligation to pay Rent. Not less than fifteen (15) days prior to the expiration date of any described policies, copies of the renewals thereof or certificates of insurance (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

                 C. Waiver of Subrogation. In the event the Premises or its contents are damaged or destroyed by fire or other casualty for which insurance is maintained, or an employee sustains an injury covered by any Worker's Compensation insurance maintained by Tenant (or such damage or injury is of a type for which insurance was required to be maintained under the terms of this Lease), the rights, if any of Tenant against Landlord with respect to such damage, destruction or injury are waived with respect to both, and to the extent of both, losses covered by insurance (or which should have been covered under the terms of the insurance required to be maintained by Tenant under the terms of this Lease) and losses not covered due to deductibles, coinsurance penalties, insurance carrier insolvency, disputes with the insurance carrier regarding coverage or under-insurance. All policies of fire and/or extended coverage, other insurance covering the Premises or its contents required hereunder to be maintained by Tenant shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the insured has waived right of recovery from any person or persons prior to the date and time of loss or damage, if any. The failure of Tenant to obtain such





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endorsement, however, shall not negate or otherwise adversely affect the waiver herein set forth, which waiver in all instances shall be binding upon Tenant and Tenant's respective insurers.

                 D. Insurance required hereunder shall be in companies holding "general policyholders rating" of at least "A Minus", or such other rating as may be required by a lender having a lien on the Premises, as set forth in the in the most current issue of "Best's Insurance Guide".

                 E. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause other than Landlord's negligence or willful misconduct and Tenant hereby waives all claims in respect thereof against Landlord.

         12.     Fire and Casualty Damage.

                 A. Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

                 B. In the event the Premises shall be damaged or destroyed by fire or other casualty, Landlord at its option may either terminate this Lease or elect to rebuild and repair the Premises. Landlord shall give written notice to Tenant of its election within thirty (30) days after the date it receives notice of such casualty and if Landlord elects to rebuild and repair shall proceed to do so with reasonable diligence; provided, however, that if Landlord has not completed the repair of the Premises on or before the date which is one hundred eighty (180) days from and after the date Landlord learns of the casualty, Tenant shall be entitled to terminate this Lease at any time thereafter but prior to the date such repair and restoration is completed.

                 C. Landlord's obligation to rebuild and repair under this paragraph 12 shall in any event be limited to restoring the Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant unless the same are covered by insurance proceeds. Tenant agrees that promptly after completion of Landlord's repairs, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair, and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant to the extent the same have not been covered by insurance proceeds.

                 D. Tenant agrees that during any period of reconstruction or repair of the Premises, it will continue to operate its business within the Premises to the extent that same is practical. During the period from the occurrence of any casualty until Landlord's repairs are completed, the rent shall be reduced to such extent as may be fair and reasonable under the circumstances, however, there shall be no abatement of rent in the event such casualty was caused by any act or omission of Tenant, its employees, contractors, agents, invitees, business invitees, guests or any of the aforesaid parties' negligence.

                 E. Landlord and Tenant waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

         13.     Condemnation.

                 A. If the whole or any substantial part of the premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by private purchase





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in lieu thereof and the taking would prevent or materially interfere with the use of the premises for the purpose for which they are being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective as of the date the physical taking of said premises shall occur.

                 B. If part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in the subparagraph above, this lease shall not terminate, but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

                 C. All compensation awarded for any taking, or resulting from any action or proceedings in lieu thereof, whether for the whole or a portion of the premises, shall be the sole property of Landlord without any participation by Tenant, and Tenant hereby expressly waives all claims for compensation and hereby assigns to Landlord all rights with respect thereto; provided, however, that Tenant may claim and recover directly from the condemning authority (if permitted by law), such compensation as may be separately awarded or recovered by Tenant in Tenant's own right for moving expenses, the expense of removing Tenant's merchandise, furniture, fixtures and equipment or the loss of Tenant's business goodwill, provided, further, that no such claim shall diminish or otherwise adversely affect Landlord's award. In no event shall Tenant be entitled to receive any compensation for the lost value of its leasehold estate.

         14. Surrender of Premises and Holding Over. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord; provided, however, that upon such tender of possession of the Premises to Landlord by Tenant, the Premises and the systems used therein, including without limitation, the HVAC system, shall be in at least the same condition in which the Premises and such systems were in on the date hereof, normal wear and tear excepted. So long as Tenant is not in default under the terms of the Lease, Tenant shall, at the expiration of the Term, remove all equipment (other than equipment that is part of the mechanical, electrical or plumbing systems servicing the Premises) and other personal property from the Premises, such removals to be made at Tenant's expense and in such manner as to avoid injury or defacement of the building and other improvements, it being acknowledged by the Landlord that such equipment and personal property is the property of Tenant, subject to any lien rights the Landlord may possess. In the event that Tenant is in default at the expiration of the Terms, such equipment and personal property shall be removed by Tenant at the discretion of the Landlord., it being acknowledged by the Landlord that such equipment is the property of Tenant, subject to any statutory landlord liens. Notwithstanding anything contained herein to the contrary, if Tenant holds over, any such holding over shall be deemed to be a tenancy at sufferance and the rent during any such period of time shall be three (3) times the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. The preceding provisions of this paragraph 14 shall not be construed as Landlord's consent for Tenant to hold over.

         15. Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements and conditions contained herein on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the premises and all rights of Tenant hereunder during the term of this lease without any manner of hindrance or molestation, subject, nevertheless, to the terms and conditions of this lease, any mortgage affecting the premises, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the premises, and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full right and authority to enter into this lease.





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         16.     Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

                 (a) Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due and such failure shall continue for a period of 5 days following written notice from Landlord to Tenant, provided Tenant shall not be entitled to more than 2 such notices and right to cure within 12 consecutive months and no more than 5 such notices and right to cure during the Term.

                 (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, or shall permit the premises or the leasehold estate created hereby to be taken on execution or other process of law in any action against Tenant..

                 (c) Tenant shall file a petition, or a petition is filed against Tenant, under any section or chapter of the United States Bankruptcy Code (Title 11 of the United States Code), as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged a bankrupt or insolvent in proceedings filed against Tenant thereunder.

                 (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

                 (e) Tenant shall fail to take occupancy of the premises or shall abandon, desert or vacate the premises or any substantial portion of the premises for more than 30 consecutive days..

                 (f) Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 16), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant or such longer period as may be reasonably necessary provided Tenant commences such cure within the 20 day period and thereafter diligently pursues the same to completion.

         17. Remedies. Upon the occurrence of any of such events of default described in Paragraph 16 hereof, subject to applicable notice and cure periods, Landlord shall have the option to pursue any one or more of the remedies available to Landlord at law or in equity in connection with such event of default, without any notice or demand to Tenant whatsoever, including, without limitation, the right to enter upon and take possession of the premises, without terminating this Lease, by picking and/or altering the locks if necessary, and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor on Tenant's account, which rent Landlord shall first apply to any and all expenses it incurred in so reletting the premises and then to the satisfaction of Tenant's obligations hereunder; and Tenant agrees to pay to the Landlord on demand any deficiency between the rental received from reletting (after first covering Landlord's expenses of reletting) and the rental reserved hereunder.

         In the event Tenant fails to pay any installment of rent hereunder within then (10) days of the date when such installment is due and as due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on written demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within five (5) days after written demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         All rights and remedies of Landlord and Tenant herein existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this lease or an acceptance of the surrender of the premises, and no agreement to terminate this lease or accept a surrender of said premises shall be valid unless such agreement is in writing and signed by Landlord. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.

         18. Mortgages. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the premises or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust, and provided further that Landlord shall agree to use reasonable good faith efforts to obtain an agreement from such holder of the mortgage or deed of trust that, so long as Tenant is not in default under this lease, that Tenant's possession of the premises will not be disturbed. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be reasonably required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage. If the interests of the Landlord under this lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust on the premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants, and conditions of this lease for the balance of the term remaining, including any extensions and renewals, with the same force and effect as if the Purchaser were Landlord under this lease, and if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its Landlord.

         19. Mechanic's Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the premises. Tenant covenants and agrees that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the premises or under the terms of this lease.

         20.     Notices.

                 (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Notwithstanding anything contained herein to the contrary, Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

                 (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith. Amounts owing to Tenant under the terms of this lease shall not be deemed satisfied until actually received by Tenant.

                 (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (whether actually received or not) two (2) days after the date the same is deposited in the United States Mail, postage prepaid, Certified or Registered Mail, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

         LANDLORD:                                          TENANT:



         ____________                          Mission Party Ice, Inc.
         801 Ivy Lane                          P.O. Box 10180
         San Antonio, Texas 78209              San Antonio, Texas 78210
         Attn: A. J. Lewis III                 Attention: President

All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         21.     Miscellaneous.

                 A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

                 B. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this lease in connection with a sale of the premises to a third party, and, upon execution of an assumption of Landlord's obligations hereunder by such transferee, Landlord shall be relieved of any further obligations under this Lease, and the term "Landlord" shall thenceforth mean such transferee.

                 C. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.

                 D. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.

                 E. Landlord shall not be required to perform any covenant or obligation in this lease, or be liable in damages to Tenant, so long as the performance or the nonperformance of the covenant or obligation is delayed, caused or prevented by an "Act of God," "force majeure," or Tenant. An "Act of God" or "force majeure" is defined for the purpose of this lease as strikes, lock-outs, sit-downs, material or labor restrictions by any governmental authority, unusual shortages of material, unusual transportation delays, riots, floods, wash-outs, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

                 F. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

                 G. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair, normal wear and tear excepted. Tenant shall also, prior to vacating the premises, pay to Landlord the pro rated amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be.

                 H. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                 I. This lease shall not be valid or binding unless and until it is fully and duly executed by Landlord and Tenant and shall not be effective until the Commencement Date.

                 J. All references in this lease to "the date hereof" or similar references shall be deemed to refer to the date of execution set forth below.

                 K. If Landlord shall be in default under this lease and as a consequence, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title, and interest of Landlord in the premises, as the same may then be encumbered, and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the premises as herein expressly provided.

                 L. The time of the performance of all the covenants, conditions and agreements of this lease is of the essence.

                 M. It is expressly agreed by Tenant, as a material consideration for the execution of this lease, that this lease, with its specific references to written extrinsic documents, if any, is the entire agreement of the parties; that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this lease or to the expressly mentioned written extrinsic documents, if any, not incorporated in writing in this lease.

                 N. Tenant shall not have the right to withhold or to offset rent or terminate this lease except as expressly provided herein. Tenant waives and releases any and all statutory liens and offset rights.

                 O. Neither Landlord nor Tenant has contacted any real estate broker, finder or similar person in connection with this lease. With respect to this lease and the payment of brokers' commissions, Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through, or on behalf of Landlord. With respect to this lease and the payment of brokers' commissions, Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising with respect to any broker, whose claim arises by, through or on behalf of Tenant.

         22.     Hazardous Substances.

                 A. As used herein, "Hazardous Substances" means any substance that has toxic, corrosive, flammable or reactive properties and that is regulated by the State of Texas or the United States Government. Hazardous Substances include, but are not limited to, asbestos, polychlorobiphenyls ("PCBs"), flammable explosives, radioactive materials, chemical carcinogens, pollutants, effluent, contaminants, emissions and petroleum.

                 B. Tenant hereby agrees, warrants and represents that Tenant, its agents, employees or contractors have not prior to the date hereof, and will not during the term hereof, knowingly store, place or discard Hazardous Substances in the premises, other than cleaning supplies or other materials customarily used by Tenant in the course of its operations which may constitute Hazardous Substances which will at all times be stored and discarded in compliance with any applicable laws. Notwithstanding the immediately preceding sentence, in the event Tenant, its agents, employees or contractors bring upon, store on or in, use on or in, or install in, the premises any materials that are then known to be, or are later classified as, Hazardous Substances, then Tenant shall, upon written demand from Landlord, promptly proceed to remove such Hazardous Substances, at Tenant's sole cost and expense, in accordance with all applicable governmental regulations. Tenant hereby agrees to indemnify and hold Landlord harmless from and against and to reimburse Landlord with respect to any and all claims, demands, causes of action, loss, damage, liabilities, cost and expenses (including attorneys' fees and court costs) of any and every character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time to time by reason of, or arising out of, the presence of any Hazardous Substances within the premises or in, on or under the building, or the premises, the presence of which was caused by an act or omission of Tenant. Tenant's agreement to so indemnify and hold harmless Landlord and Tenant's other obligations under this paragraph shall survive the termination of this Lease.

                 C. Landlord hereby agrees, warrants and represents that Landlord, its agents, employees or contractors have not prior to the date hereof, and will not during the term hereof, knowingly store, place or discard Hazardous Substances in the premises, other than cleaning supplies or other materials customarily used by Landlord in the course of its operations which may constitute Hazardous Substances which will at all times be stored and discarded in compliance with any applicable laws. Notwithstanding the immediately preceding sentence, in the event Landlord, its agents, employees or contractors bring upon, store on or in, use on or in, or install in, the premises any materials that are then known to be, or are later classified as, Hazardous Substances, then Landlord shall, upon written demand from Tenant, promptly proceed to remove such Hazardous Substances, at Landlord's sole cost and expense, in accordance with all applicable governmental regulations. Landlord hereby agrees to indemnify and hold Tenant harmless from and against and to reimburse Tenant with respect to any and all claims, demands, causes of action, loss, damage, liabilities, cost and expenses (including attorneys' fees and court costs) of any and every character, known or unknown, fixed or contingent, asserted against or incurred by Tenant at any time and from time to time by reason of, or arising out of, the presence of any Hazardous Substances within the premises or in, on or under the building, or the premises, the presence of which was caused by an act or omission of Landlord. Landlord's agreement to so indemnify and hold harmless Tenant and Landlord's other obligations under this paragraph shall survive the termination of this Lease.

         23. Governing Law. The interpretation and construction of this Lease, and all disputes, controversies or claims arising out of or relating to this Lease, or the breach, termination or invalidity thereof, shall be governed by the laws of the State of Texas applicable to contracts made and to be performed entirely within the State of Texas, without regard to the principles of the conflicts of laws.



         24. Enforcement; Venue. In the event either party shall seek enforcement of any covenant, warranty or other term or provision of this Lease or seek to recover damages for the breach thereof, the party which prevails in such proceedings shall be entitled to recover reasonable attorneys' fees and expenses actually incurred by it in connection therewith. The parties hereto agree that this Lease is performable in Bexar County, Texas and that the sole and exclusive venue for any proceeding involving any claim arising under or relating to this Lease shall be in Bexar County, Texas.

         EXECUTED to be effective as of this ______ day of ____________, 199_ .





         "LANDLORD"                                "TENANT"



                                       MISSION PARTY ICE, INC.
                                       a Texas corporation



                                       By:
---------------------------               -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                  EXHIBIT "A"



                              PROPERTY DESCRIPTION